Exhibit 99.8

FORM OF INFORMATION FOR SUBSTITUTE FORM W-9

The tax information is provided in connection with the prospectus of Marshall Edwards, Inc. (“Marshall Edwards”) dated                     , 2012 (the “Prospectus”).

Under the U.S. federal income tax laws, dividend payments that may be made by Marshall Edwards on shares of its common stock, par value $0.00000002 per share (the “Common Stock”), issued upon the exercise of (x) the Rights (as defined in the Prospectus) or (y) the warrants issuable upon exercise of the Rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies, under penalties of perjury, that the number provided is correct and provides certain other certifications. Each holder that exercises Rights and wants to avoid backup withholding must, unless an exemption applies, provide the Subscription Agent, as Marshall Edwards’ agent in respect of the exercised Rights, with such holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are generally exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed Form W-8BEN (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such holder’s foreign status. Such Form W-8BEN may be obtained from the Subscription Agent. Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Holders are urged to consult their tax advisers to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, Marshall Edwards or the Subscription Agent, as the case may be, will be required to withhold taxes (currently at a 28% rate) on any dividend payments made to a holder that exercises Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is timely provided to the Internal Revenue Service (“IRS”).

A holder that exercises Rights is required to give the Subscription Agent the TIN of the record owner of the subscription rights. If such record owner is an individual, the TIN is generally the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the subscription rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

If you do not have a TIN, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9 and, under penalties of perjury, sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Please note that writing “Applied For” on the Substitute Form W-9 means that you have already applied for a TIN or that you intend to apply for one in the near future.

SUBSTITUTE Form W-9

PART 1 - Taxpayer Identification Number (“TIN”). ENTER YOUR
TIN IN THE APPROPRIATE BOX. (For most individuals, this is your
Social Security Number. For most other entities, it is your Employer
Identification Number. If you do not have a TIN, see “Obtaining a
Number” in the enclosed Guidelines.) CERTIFY BY SIGNING AND
DATING BELOW.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.

Social Security Number: OR
Employer Identification Number: (if awaiting TIN, write “Applied For”)

Department of the Treasury Internal Revenue Service	PART 2 - Payees Exempt from Backup Withholding — See the enclosed Guidelines and complete as instructed therein.

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

PART 3 - Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Name:

Business name, if different from above:

	Entity type (circle one):	Individual/Sole proprietorship C Corporation S Corporation Trust/estate	Partnership Limited Liability Company Enter the tax classification of the Limited Liability Company (C=C Corporation, S=S Corporation, P = Partnership):

Address (number, street, and apt. or suite no.) City, State and Zip Code Telephone Number Signature Date , 2012

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the subscription agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature:                                                                                   Date:                                                           , 2012

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF DIVIDENDS MADE TO YOU. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer Identification Numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payer.

For this type of account:	Give name and SOCIAL SECURITY number of:	For this type of account:	Give the Name and EMPLOYER IDENTIFICATION number of:
1. Individual	The individual	7. Disregarded entity not owned by an individual	The owner

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	8. A valid trust, estate or pension trust	Legal entity(4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation

4a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	10. Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
4b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	11. Partnership or multi-member LLC	The partnership

5. Sole proprietorship or disregarded entity owned by an individual	The owner(3)	12. A broker or registered nominee	The broker or nominee

6. Grantor trust filing under Optional Form 1099 Filing Method 1 (See Treas. Reg. § 1.671-4(b)(2)(i)(A))	The grantor	13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

		14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2) Circle the minor’s name and furnish the minor’s social security number.

(3) You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, and apply for a number. You may obtain Form SS-5 from your local Social Security Administration office or online at www.ssa.gov, and Form SS-4 from the IRS from the IRS’s internet web site at www.irs.gov. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

The following payees are exempt from backup withholding.

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

•	The United States or any of its agencies or instrumentalities,

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation,

•	A foreign central bank of issue,

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

•	A futures commission merchant registered with the Commodity Futures Trading Commission,

•	A real estate investment trust,

•	An entity registered at all times during the tax year under the Investment Company Act of 1940,

•	A common trust fund operated by a bank under section 584(a),

•	A financial institution,

•	A middleman known in the investment community as a nominee or custodian, or

•	A trust exempt from tax under section 664 or described in section 4947.

Even if you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply for providing false or fraudulent information.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.